As filed with the Securities and Exchange Commission on April 23, 2013

Registration Statement No. 333-188051

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEEKAY OFFSHORE PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4400	98-051255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

Telephone: (441) 298-2530

Fax: (441) 292-3931

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Watson, Farley & Williams (New York) LLP

Attention: Daniel C. Rodgers

1133 Avenue of the Americas

New York, New York 10036

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Matheson Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 (503) 727-2008	Catherine S. Gallagher Vinson & Elkins L.L.P. 2200 Pennsylvania Avenue, NW Washington, DC 20037 (202) 639-6544

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A Cumulative Redeemable Preferred Units	$150,000,000	$25	$150,000,000	$20,460(2)

(1)	The registration fee has been calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	Includes $19,096 in registration fees already submitted to the Securities and Exchange Commission. The balance of the registration fee, or $1,364, is being paid on a deferred basis in reliance upon Rules 456(b) and 457(r).

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Teekay Offshore Partners L.P.’s Registration Statement on Form F-3 (File No. 333-188051) is being filed for the purpose of registering additional securities under this Registration Statement. No changes are being made hereby to the preliminary prospectus that already forms a part of the Registration Statement. Accordingly, such preliminary prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers

Under its partnership agreement, in most circumstances, Teekay Offshore Partners L.P. will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	its general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of the general partner or any departing general partner;

(4)	any person who is or was an officer, director, member or partner of any entity described in (1), (2) or (3) above;

(5)	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner; or

(6)	any person designated by the general partner.

Any indemnification under these provisions will only be out of the assets of Teekay Offshore Partners L.P. Unless it otherwise agrees, Teekay Offshore Partners L.P.’s general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to Teekay Offshore Partners L.P. to enable it to effectuate, indemnification. Teekay Offshore Partners L.P. may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether Teekay Offshore Partners L.P. would have the power to indemnify the person against liabilities under the partnership agreement.

Teekay Offshore Partners L.P. is authorized to purchase (or to reimburse its general partners for the costs of) insurance against liabilities asserted against and expenses incurred by its general partner, its affiliates and such other persons as the general partner may determine and described in the paragraph above, whether or not it would have the power to indemnify such person against such liabilities under the provisions described in the paragraphs above. The general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

ITEM 9. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement(1)

4.1	Form of Second Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P.(1)

5.1	Opinion of Watson, Farley & Williams (New York) LLP, relating to the legality of the securities being registered(1)

8.1	Opinion of Perkins Coie LLP, relating to tax matters(1)

8.2	Opinion of Watson, Farley & Williams (New York) LLP, relating to tax matters(1)

12.1	Computation of Ratio of Earnings to Fixed Charges(1)

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.4	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)

23.5	Consent of Perkins Coie LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (contained on page II-4 of the Registration Statement of Teekay Offshore Partners L.P. on Form F-3ASR filed on April 22, 2013 (File No. 333-188051))

(1)	Previously filed as an exhibit to the Registration Statement of Teekay Offshore Partners L.P. on Form F-3ASR filed on April 22, 2013 (File No. 333-188051).

ITEM 10. Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southport, State of Connecticut, United States of America on April 23, 2013

TEEKAY OFFSHORE PARTNERS L.P.
By:	Teekay Offshore GP LLC, its General Partner

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on April 23, 2013 by the following persons in the following capacities:

Signature	Title

/s/ PETER EVENSEN Peter Evensen	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer) and Director of Teekay Offshore GP L.L.C. and Authorized Representative in the United States

* C. Sean Day	Chairman of Teekay Offshore GP L.L.C.

* Kenneth Hvid	Director of Teekay Offshore GP L.L.C.

* David L. Lemmon	Director of Teekay Offshore GP L.L.C.

* Carl Mikael L.L. von Mentzer	Director of Teekay Offshore GP L.L.C.

* John J. Peacock	Director of Teekay Offshore GP L.L.C.

*By:	/s/ PETER EVENSEN
Name:	Peter Evensen, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement(1)

4.1	Form of Second Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P.(1)

5.1	Opinion of Watson, Farley & Williams (New York) LLP, relating to the legality of the securities being registered(1)

8.1	Opinion of Perkins Coie LLP, relating to tax matters(1)

8.2	Opinion of Watson, Farley & Williams (New York) LLP, relating to tax matters(1)

12.1	Computation of Ratio of Earnings to Fixed Charges(1)

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.4	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)

23.5	Consent of Perkins Coie LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (contained on page II-4 of the Registration Statement of Teekay Offshore Partners L.P. on Form F-3ASR filed on April 22, 2013 (File No. 333-188051))

(1)	Previously filed as an exhibit to the Registration Statement of Teekay Offshore Partners L.P. on Form F-3ASR filed on April 22, 2013 (File No. 333-188051).